EXHIBIT 4.3

REGULATION S GLOBAL PREFERENCE SHARE CERTIFICATE

UNLESS THIS GLOBAL PREFERENCE SHARE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE BANK OF NEW YORK, AS TRANSFER AGENT AND REGISTRAR, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL PREFERENCE SHARE CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRANSFER AGENT AND REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

SECURITY CAPITAL ASSURANCE LTD

Certificate No.: S-1	CUSIP: U81394 AA3
ISIN: USU81394AA39

Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

Security Capital Assurance Ltd, a Bermuda limited company with corporate address at One Bermudiana Road, Hamilton HM11, Bermuda (the “Company”) hereby certifies that Cede & Co., as nominee of The Depository Trust Company, is the registered holder of 5,400 (FIVE THOUSAND FOUR HUNDRED) Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares of the Company, par value $0.01 per share and liquidation preference of US$1,000 per share (the “Preference Shares”). The specific rights, preferences, limitations and other terms of the Preference Shares represented hereby are set forth in, and subject to, the provisions of the resolutions of an authorized subcommittee of the board of directors of the Company and the certificate of Claude LeBlanc, each dated as of March 29, 2007 (together, the “Subcommittee Resolutions”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Subcommittee Resolutions. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

THIS REGULATION S GLOBAL PREFERENCE SHARE CERTIFICATE IS ISSUED BY the Company on this 5 day of April, 2007.

SECURITY CAPITAL ASSURANCE LTD
By:	/s/ Thomas W. Currie
	Name:	Thomas W. Currie
	Title:	Senior Vice President and Chief Risk Officer

COUNTERSIGNED AND REGISTERED BY THE BANK OF NEW YORK, AS TRANSFER AGENT AND REGISTRAR

By:	/s/ Anthony Bausa
Authorized Officer

ASSIGNMENT FORM

For value received the undersigned hereby sells, assigns and transfers unto:

Please insert social security or other identifying number of assignee:

Please print or type name and address, including zip code, of assignee:

__________ Preference Shares and does hereby irrevocably constitute and appoint ___________ as Attorney to transfer the Preference Shares on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on the Regulation S Global Preference Share Certificate)

The issuance on the Closing Date is 5,400 Preference Shares. The following exchanges of a part of this Regulation S Global Preference Share Certificate have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Regulation S Global Preference Share Certificate	Amount of increase in number of shares represented by this Regulation S Global Preference Share Certificate	Number of shares represented by this Regulation S Global Preference Share Certificate following such decrease or increase	Signature of authorized officer of Registrar